UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
November 24, 2008

Date of Report (Date of earliest event reported)
CARDIAC SCIENCE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51512	94-3300396

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, Washington	98021

(Address of Principal Executive Offices)	(Zip Code)
(425) 402-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     In the past month, Dr. Ruediger Naumann-Etienne, the Company’s Chairman of the Board, and Mr. John R. Hinson, the Company’s President and Chief Executive Officer, have each established Rule 10b5-1 sales plans for shares of the Company’s common stock. Rule 10b5-1 requires, among other things, that the trading plans be established only at a time when the officer is not aware of material, nonpublic information. The plans specify the term of the plans, which for each officer is 18 months, the numbers of shares to be sold, and the times and prices at which shares may be sold. The shares to be sold will be acquired upon the exercise of a portion of stock options which were granted to each of Dr. Naumann-Etienne and Mr. Hinson from 2000 to 2003. The majority of these options were granted in 2000 and are due to expire in 2010 based on their ten-year life.
     If all conditions of the plans are met, the aggregate number of shares that may be sold under the plans would be 180,000 for each of Dr. Naumann-Etienne and Mr. Hinson, which would equal approximately 35% and 29%, respectively, of the aggregate number of shares, including vested and unvested equity awards, each officer holds as of November 12, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARDIAC SCIENCE CORPORATION
By:	/s/ DAPHNE TAYLOR
Daphne Taylor
Vice President and Chief Accounting Officer
Dated: November 24, 2008